                                                                     EXHIBIT 8.1

                        WINSTEAD SECHREST & MINICK P.C.
                           5400 RENAISSANCE TOWER
                              1201 ELM STREET
                           DALLAS, TEXAS  75270



                                                    Direct Dial:  (214) 745-5342
                                                           thelfand@winstead.com


                                April 28, 1997



U.S. Restaurant Properties, Inc.
5310 Harvest Hill Road
Suite 270, L.B. 168
Dallas, Texas  75230

Ladies and Gentlemen:

     We have acted as counsel to U.S. Restaurant Properties, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (No. 333-21403), initially filed with the Securities and Exchange Commission on February 7, 1997, as amended (the "Registration Statement"). This opinion relates (i) to the Company's qualification for federal income tax purposes as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for taxable years beginning with the taxable year ending December 31, 1997 and (ii) to the accuracy of the information contained in the "Federal Income Tax Considerations" section of the Registration Statement to the extent it constitutes matters of law or legal conclusions. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Statement.

     For the purpose of rendering our opinion, we have examined and are relying upon the truth, accuracy and completeness, at all relevant times, of the statements and representations contained in the following documents:

     Item 1.  The Amended Articles of Incorporation and the Bylaws of the
Company;

     Item 2.  The Registration Statement;

     Item 3. Representations made to us by the Company through Robert J. Stetson, Chief Executive Officer and President, and Fred H. Margolin, Chairman of the Board and Treasurer, of the Company and the Managing General Partner, in those certain Certificates to Counsel (the "Certificates") dated of even date herewith and delivered to us in connection with the Registration Statement and this letter.

     In connection with rendering this opinion, we have assumed to be true and are relying upon, without any independent investigation or review thereof, the following:

     1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents.

U.S. Restaurant Properties, Inc.
April 28, 1997
Page 2


     2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents.

     3. The Company will file a proper election to be taxed as a REIT with its timely filed federal income tax return for the taxable year ending December 31, 1997, and that the Company will not cause such election to be terminated or revoked.

     4. The beneficial ownership of the Company will be held by 100 or more persons for at least 335 days during the 1998 tax year and each tax year thereafter.

     5. The Operating Partnership will be operated in accordance with applicable state partnership statutes, the Operating Partnership Agreement and the statements and representations made in the Registration Statement.

     6. For each taxable year, less than 10% of the Operating Partnership's and USRP's gross income will be derived from sources other than (i) real property rental income and gain from sale or other disposition of real property, as required by Section 7704(d) of the Code, or (ii) other items of "qualifying income" within the meaning of Section 7704(d) of the Code.

     Based on our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of opinion that:

     (i) Commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code and the proposed method of operation described in the Proxy Statement/Prospectus included in the Registration Statement will enable the Company to satisfy the requirements for such qualification under the Code for its taxable year ending December 31, 1997 and for subsequent taxable years.

     (ii) (a) The discussion in the Proxy Statement/Prospectus included in the Registration Statement under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to holders of common stock who are United States citizens or residents or domestic corporations and who are not subject to special treatment under the tax laws and (b) we confirm our opinion set forth under the caption "Federal Income Tax Considerations."

     (iii) The discussion in the Proxy Statement/Prospectus included in the Registration Statement under the caption "ERISA Considerations" is correct in all material respects.

     (iv) Immediately after consummation of the Exchange Alternative, the Operating Partnership and USRP will be treated as partnerships for federal income tax purposes.

     In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

     1. Our opinions expressed herein are based upon interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinions are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT

U.S. Restaurant Properties, Inc.
April 28, 1997
Page 3


qualification. Consequently, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

     2. Our opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

     3. Our opinions are limited in all respects to the federal law of the United States and the laws of the State of Texas, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     4. (a) The Company's qualification and taxation as a real estate investment trust depend upon the Company's ability to satisfy, through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.

          (b) The Operating Partnership's and USRP's qualification and taxation as a partnership depend upon the Operating Partnership's and USRP's ability to satisfy, through actual operating results, source of income and other requirements of the Code necessary to qualify and be taxed as a partnership.

The foregoing opinions are based upon the proposed method of operation as described in the Registration Statement and facts stated in the Certificates and other documents described herein. We undertake no obligation to review at any time in the future whether the Company or the Operating Partnership or USRP has fulfilled the requirements listed in this paragraph 4 and, consequently, no assurance can be given that the actual results of the Company's or the Operating Partnership's or USRP's operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT or a partnership, as applicable.

     5. In the event any one of the statements, representations, warranties or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

     We hereby consent to the reference to us under the caption "Federal Income Tax Considerations" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

                                            Very truly yours,

                                            WINSTEAD SECHREST & MINICK P.C.



                                            By:  /s/ Thomas R. Helfand
                                                ------------------------
                                                Thomas R. Helfand